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                                 AMENDMENT NO. 3
                                       TO
                             DEL LABORATORIES, INC.
                              AMENDED AND RESTATED
                     SUPPLEMENTAL EXECUTIVE RIETIREMENT PLAN


      WHEREAS, effective January 1, 1988, Del Laboratories, Inc. (the "Company") adopted the Del Laboratories, Inc. Supplemental Executive Retirement Plan ("SERP") which provides for payment to selected employees of pension or pension-related benefits which cannot be paid under the Del Laboratories, Inc. Employees Pension Plan; and

      WHEREAS, the SERP was amended and restated in its entirety effective January 1, 1994 (the "Restated SERP"); and

      WHEREAS, the Company has determined that Section 3(a) of the Restated SERP should be amended, effective as of January 1, 1998, to modify the formula for determining the benefit payable under the Restated SERP to each of the Initial Participants (as defined therein) to use up to 30 years of service as in the Basic Plan.

      NOW, THEREFORE, the Company hereby amends, effective as of January 1, 1998, the Restated SERP as follows:

      Section 3(a) of the Restated SERP is hereby amended to read in its entirety:

      "(a) Initial Participants. The Supplemental Benefit payable to an Initial Participant under this Plan shall equal the excess, if any, of (i) over (ii) where,

            (i) is the benefit which would have been paid to such Initial Participant, or to his beneficiary, under the Basic Plan, if the provisions of the Basic Plan were administered without regard to the limitations set forth in Sections 415(b), 415(e), and 401(a)(17) of the Code, except that the benefit shall be calculated utilizing the Basic Plan formula in effect on January 1, 1998 notwithstanding any change in such formula following such date, and the Average Monthly Compensation shall be the monthly average of all Compensation paid to such Initial Participant in respect of the 1996 Plan Year; and
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            (ii) the benefit which is payable to such Initial Participant, or to his beneficiary, under the Basic Plan, as amended and in effect on the date of determination of such Supplemental Benefit."

      IN WITNESS WHEREOF, DEL LABORATOIES, Inc. has caused this Amended No. 3 to the Del Laboratories, Inc. Amended and Restated Supplemental Executive Retirement Plan to be executed by its duly authorized officers and its corporate seal to be affixed hereto.

Dated:  July 23, 1999                      DEL LABORATORIES, INC.


                                            By: ___________________________
                                                Dan K. Wassong
                                                Chairman, President and
                                                Chief Executive Officer


[Corporate Seal]

ATTEST:


_________________________________
Vice President - General Counsel